Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces Receipt of Notice from NYSE Regarding Late Filing of Quarterly Report on Form 10-Q

HOUSTON, TX / ACCESSWIRE / December 1, 2020 / Camber Energy, Inc. (NYSE American:CEI) (“Camber” or the “Company”) today announced that it has received an expected notice from the NYSE Regulation staff of the NYSE American LLC (the “NYSE”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (the “Form 10-Q”) in a timely fashion. The NYSE notice advised the Company that it was not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 1007 of the NYSE American Company Guide.

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2020, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on November 23, 2020. The Company was unable to meet the filing deadline for its Form 10-Q due to accounting issues that have arisen in connection with the preparation of the Company’s amended Form S-4 registration statement relating to the accounting for the Company’s Series C Redeemable Convertible Preferred Stock. The Company is taking steps to complete the required accounting and plans to file the Form 10-Q as soon as practicable.

The NYSE has informed the Company that, under the NYSE’s rules, the Company will have six months from the filing due date (November 23, 2020) to file its Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards during this six-month period when the Company files its Form 10-Q with the SEC. During the six-month period, the NYSE will closely monitor the status of the Company’s late filing and related public disclosures. If the Company fails to file its Form 10-Q within such six-month period, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months depending on specific circumstances, as outlined in the rule. If the NYSE determines that an additional six-month trading period is not appropriate, suspension and delisting procedures will commence pursuant to the NYSE American Company Guide. If the NYSE determines that an additional trading period of up to six months is appropriate and the Company fails to file its Form 10-Q and any subsequent delayed filings by the end of that period, suspension and delisting procedures will generally commence. Regardless of the procedures described above, the NYSE may commence delisting proceedings at any time during the period that is available to complete the filing, if circumstances warrant.

Until the Company files its Form 10-Q, the Company’s common stock will remain listed on the NYSE American under the symbol “CEI,” and will be assigned an “LF” indicator to signify late filing status.

As noted above, the Company is working diligently to complete its Form 10-Q. The Company intends to file it as soon as practicable to regain compliance with the NYSE continued listing standards.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE American Company Guide. If the Company’s common stock was ultimately suspended from trading on, or delisted from, the NYSE American for any reason, it could have adverse consequences including, among others: lower demand and market price for the Company’s common stock; adverse publicity; and a reduced interest in the Company from investors, analysts and other market participants. It would also likely make it more difficult for the Company to raise funding and may result in events of default under the Company’s current funding agreements.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Texas and Louisiana. For more information, please visit the Company's website at www.camber.energy.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s ability to file the Form 10-Q, the Company’s ability to maintain the listing of its common stock on the NYSE American and other risks described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of the Company if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.